UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 25, 2006

Humana Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-5975	61-0647538
(Commission File Number)	(IRS Employer Identification No.)

500 West Main Street, Louisville, KY

40202

(Address of Principal Executive Offices)	(Zip Code)

502-580-1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 25, 2006, Humana Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC as representatives of the several underwriters (together, the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $500,000,000 aggregate principal amount of its 6.450% Senior Notes due 2016 (the “Senior Notes”) at a purchase price of 99.059% of the aggregate principal amount thereof, in accordance with the terms and conditions set forth in the Underwriting Agreement.

The sale of the Senior Notes has been registered with the Securities and Exchange Commission (the “Commission”) in a registration statement on Form S-3, File No. 333-132878 (the “Registration Statement”). The terms of the Senior Notes are described in the Company’s Prospectus dated March 31, 2006, as supplemented by a final Prospectus Supplement dated May 25, 2006, as filed with the Commission on May 26, 2006, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

The closing of the sale of the Senior Notes is expected to occur on or about May 31, 2006, subject to customary closing conditions. The Company estimates that the net proceeds from the sale of the Senior Notes, after deducting the Underwriters’ discounts and commissions and estimated offering expenses, will be approximately $494.0 million.

The Underwriters have performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The Underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. In addition, affiliates of certain of the Underwriters are lenders under our credit facility, and thus will receive a portion of the proceeds from the offering of the Senior Notes that are used to repay borrowings under the credit facility.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 25, 2006, among the Company, Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC as representatives of the several Underwriters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/s/ Arthur P. Hipwell
Arthur P. Hipwell
Senior Vice President
and General Counsel

Dated:    May 26, 2006

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 25, 2006, among the Company, Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC as representatives of the several Underwriters.